EXHIBIT 99.1

Pacific Crest Federal Credit Union to Acquire Two Branches of PremierWest

MEDFORD, OR – March 19, 2012 – Jim Ford, President & Chief Executive Officer of PremierWest Bancorp (NASDAQ: PRWT), the parent company of PremierWest Bank, and Kathie Philp, President & Chief Executive Officer of Klamath Falls, Oregon-based Pacific Crest Federal Credit Union announced today the execution of a purchase and assumption agreement which results in the transfer of two PremierWest Bank branches located in Dorris and Tulelake, California, to Pacific Crest Federal Credit Union.

Ford stated, “Discussions with Pacific Crest were initiated concurrent with our announcement to consolidate these two branches into our Klamath Falls, Oregon facility. Pacific Crest is a natural fit for these communities, and this transaction will continue locally based financial services in the communities.” Kathie Philp, President & Chief Executive Officer of Pacific Crest stated, “We are excited to become a part of these two communities and look forward to extending our products and services there. We will be providing the same personal service customers of PremierWest have enjoyed. We look forward to working with PremierWest Bank employees at the two branches over the next few months to transition them into the Pacific Crest family.”

Ford continued, “These two branches were scheduled to be closed April 20, 2012. However, with this transaction, both branches will remain open and transition to Pacific Crest late in the second quarter, with no interruption in service.”

The transaction has been approved by both PremierWest Bank’s and Pacific Crest’s Boards of Directors. Completion of the transaction is subject to customary closing conditions, including regulatory approvals.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. PremierWest offers a full array of financial products and services through a network of full service banking offices serving a territory which currently includes high growth markets in Southern & Central Oregon and Northern California. Additionally, PremierWest offers expanded banking related services through two subsidiaries, Premier Finance Company and PremierWest Investment Services, Inc.

ABOUT PACIFIC CREST FEDERAL CREDIT UNION

Pacific Crest Federal Credit Union is a full service, not for profit financial institution cooperatively owned by and operated for its members.  Since its inception in January of 1936, Pacific Crest FCU has been chosen as the primary community credit union in Klamath, Lake, Modoc, and northeast Siskiyou Counties.  With assets in excess of $126 million, Pacific Crest FCU is a locally owned community credit union headquartered in Klamath Falls serving over 13,000 members in rural areas of southern Oregon and northern California.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which PremierWest’s management believes are a benefit to PremierWest’s shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in PremierWest’s filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. We make forward-looking statements in this press release about the sale of branches in Dorris and Tulelake, California, which are subject to additional risks related to regulatory approvals and satisfaction of closing conditions.

For Further Information, Contact:

Jim Ford

President & CEO

PremierWest Bancorp

Medford OR 97504

(541) 618-6004

Kathie Philp

President & CEO

Pacific Crest Federal Credit Union

Klamath Falls, OR 97603

(541) 884-1376

Janet Buckalew

Vice President - Member Advocacy

& Business Development

Pacific Crest Federal Credit Union

Klamath Falls. OR 97603

(541) 884-1376